Exhibit 99.1

Press Release

RELM WIRELESS TO BEGIN TRADING ON THE AMERICAN STOCK EXCHANGE ON OCTOBER 14, 2005

WEST MELBOURNE, Fla., October 13, 2005 - RELM Wireless Corporation (OTC Bulletin Board: RELM - News) today announced its common stock has been approved for listing on the American Stock Exchange, and is expected to begin trading on October 14, 2005 under the trading symbol RWC.  This approval is contingent upon the Company being in compliance with all applicable listing standards on the date its common stock begins trading on the Exchange, and may be rescinded if the Company is not in compliance with such standards.

On behalf of RELM's Board of Directors, Chairman George N. Benjamin, III commented, "Listing on the American Stock Exchange is a significant accomplishment for RELM as we continue to expand our business and increase stockholder value.  We expect the listing to enhance the overall visibility and liquidity of our common stock and ultimately position the Company to attract a broader institutional stockholder base."

About RELM Wireless

For nearly six decades, RELM Wireless Corp. has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications, including disaster recovery.  Revolutionary advances include new low-cost digital portable two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM/BK and RELM. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its website at http://www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995.  These forward-looking  statements involve  risks and  uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such  risks and uncertainties include, among others, the Company's ability to be in compliance with all applicable American Stock Exchange listing standards on the date its common stock begins trading on the American Stock Exchange, the Company's continued compliance thereafter with such listing standards and those other risks and uncertainties stated in more detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in the Company's subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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Source:  RELM Wireless Corporation